Exhibit 10.1

OMNIBUS AMENDMENT TO

SECURED CONVERTIBLE LOAN AGREEMENT

AND

OTHER LOAN DOCUMENTS

THIS OMNIBUS AMENDMENT TO SECURED CONVERTIBLE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is dated as of April 28, 2026 (the “Effective Date”) by and among NKGEN OPERATING BIOTECH, INC., a Delaware corporation (“NKGen OpCo”), NKGEN BIOTECH, INC., a Delaware corporation (“NKGen Bio”, and collectively with NKGen OpCo, the “Borrowers”), and AlpineBrook Capital GP I Limited (“AlpineBrook” or the “Lender”, and together with the Loan Parties, the “Parties”).

WHEREAS, the Parties are party to (i) that certain Secured Convertible Loan Agreement, dated as of April 15, 2026, by and among the Borrowers and Lender (the “Existing Loan Agreement”; the Existing Loan Agreement, as amended by this Amendment and as may be further amended, restated, supplemented, assigned, or otherwise modified from time to time, the “Loan Agreement”), (ii) that certain Investor Rights Agreement, dated as of April 15, 2026 (the “Existing Investor Rights Agreement”), by and among NKGen Bio, NKGen Biotech Korea Co., Ltd., a company formed under the laws of the Republic of Korea (“NKGen Korea”) and AlpineBrook, (iii) that certain Common Stock Purchase Warrant issued by NKGen Bio to AlpineBrook with a date of issuance of April 15, 2026 (the “Existing Closing Date Warrant”), (iv) that certain Pledge and Security Agreement dated as of April 15, 2026 by and among NKGen Bio and NKGen OpCo, as grantors, and AlpineBrook, as secured party (the “Existing Security Agreement”) and (v) that certain Share Kun-Pledge Agreement, dated as of April 15, 2026, between NKGen Bio, as pledgor, and the Lender, as pledgee (the “Existing Korean Security Agreement”).

WHEREAS, the Borrowers desires the Lender to extend an Additional Loan under the Existing Loan Agreement in the form of a convertible loan with a principal amount of $607,200 (the “Additional Funding”);

WHEREAS, in connection with such request, the Parties have determined that it is in the best interests of all Parties to amend certain provisions of the Loan Documents to, among other changes, provide for such Additional Funding, to be documented by a new convertible note to be issued by the Borrowers in favor of Lender, and increase the number of consideration shares to be issued by NKGen Bio to Lender, in each case, in accordance with the terms and subject to the conditions set forth in this Amendment.

WHEREAS, in consideration of the Lender’s willingness to extend the Additional Funding, the Parties have determined that, among other things, NKGen Bio shall issue to the Lender a warrant to purchase certain number of shares of Common Stock, substantially in the form attached to the Existing Loan Agreement as Exhibit B, in accordance with the terms set forth herein.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH, for and in consideration of the premises, mutual promises and covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement or the other Loan Documents, as applicable.

2. Amendments to the Existing Loan Agreement.

2.1 Section 1.1.4. Section 1.1.4 of the Existing Loan Agreement is hereby amended and restated to read as follows:

“(a) From time to time after the Closing Date, the Lender may, at its sole discretion, extend one or more additional loans or convertible loans to the Borrowers (the “Additional Loans”), not to exceed $15,000,000 in respect of the aggregate principal amount, with each such Additional Loan to be on terms and conditions determined by the Lender at such time at its sole discretion. Extension of each Additional Loan shall be accompanied by issuance of a promissory note or convertible promissory note by the Borrowers to the Lender on terms satisfactory to Lender at its sole discretion. Each Additional Loan shall be subject to the terms and conditions of this Agreement.

(b) On the First Amendment Effective Date, the Lender shall within two (2) Business Days extend an Additional Loan with the principal amount of $607,200 to the Borrowers, and in connection with the extension of such Additional Loan, the Borrowers shall, jointly and severally, issue to the Lender the Additional Note #1, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Agreement. The Borrowers agree that a facilitation fee of $55,200 is fully earned by and owed to the Lender on the First Amendment Effective date and is included in the principal of such Additional Loan as an extension of credit from Lender to the Borrowers. Therefore, the net proceed for Borrower from such Additional Loan is $552,000, and Lender shall within 1 Business Day of the First Amendment Effective Date, wire such amount of net proceed to an account designated by NKGen Bio.”

2.2 Section 1.5 (Consideration Shares; Warrant). Section 1.5 of the Loan Agreement is hereby amended and restated to read as follows:

“In consideration of the Restructuring and the extension of the Additional Loan documented by the Additional Note #1, NKGen Bio shall issue and deliver electronically to the Lender, at no cost to the Lender, 12,009,780 shares of Common Stock in accordance with the timeline under Section 1.6.3(a). On the Closing Date, NKGen Bio shall duly issue and deliver to the Lender the Closing Date Warrant, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Agreement. On the First Amendment Effective Date, NKGen Bio shall duly issue and deliver to the Lender the Additional Warrant, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Agreement.”

2.3 Section 1.6.3(a) (Conditions Subsequent). Section 1.6.3(a) of the Loan Agreement is hereby amended and restated to read as follows:

“Following the increase of authorized Capital Stock pursuant to Section 3.1.22, NKGen Bio shall issue and deliver electronically to the Lender, at no cost to the Lender, 12,009,780 shares of Common Stock, evidenced by the statement of ownership or stock certificate, duly executed by NKGen Bio, in five (5) installments, with the first installment for issuance and delivery of 1,161,476 shares on the 5-month anniversary of the Closing Date, the second installment for issuance and delivery of 2,661,476 shares on the 10-month anniversary of the Closing Date, the third installment for issuance and delivery of 2,661,476 shares on the 15-month anniversary of the Closing Date, the forth installment for issuance and delivery of 2,661,476 shares on the 20-month anniversary of the Closing Date, and the fifth installment for issuance and delivery of 2,863,876 shares on the 25-month anniversary of the Closing Date. This Section 1.6.3(a) and NKGen Bio’s obligation hereunder shall survive the termination or expiration of the Agreement.”

2.4 Section 8.1 (Definitions). The following defined terms in Section 8.1 of the Existing Loan Agreement are added, amended or restated as follows:

“Additional Warrant” means that certain Common Stock Purchase Warrant issued by NKGen Bio to the Lender on April 28, 2026.

“Additional Note #1” means that certain Secured Convertible Promissory Note with a principal amount of $607,200, dated as of April 28, 2026, issued by the Borrowers in favor of Lender.

“Closing Date Warrant” means that certain Common Stock Purchase Warrant issued by NKGen Bio to the Lender on April 15, 2026.

“Consideration Shares” means all shares of Common Stock issued by NKGen Bio to the Lender pursuant to Section 1.5 and in connection with any future extension of Additional Loans.

“Conversion Shares” shall mean all “Conversion Shares” issuable under all Notes.

“First Amendment Effective Date” means April 28, 2026.

“Notes” shall mean the 2026 Secured Convertible Note, the Additional Note #1 and each other promissory note or promissory convertible note issued by the Borrowers in favor of the Lender under Section 1.1.4.

“Warrant” means the Closing Date Warrant, the Additional Warrant, and each other warrant that may be issued by NKGen Bio to the Lender in connection with future extension of Additional Loans.

“Warrant Shares” shall mean all “Warrant Shares” in all Warrants.

2.5 Section 8.2 (Interpretive Provisions). Section 8.2 of the Existing Loan Agreement is here by amended by adding the following sentence at the end thereof:

“Unless the context otherwise requires, any reference in this Agreement and in the other Loan Documents to any agreement, instrument, or document (including any other Loan Documents) shall be construed as a reference to such agreement, instrument, or document as the same may have been, or may from time to time be, amended, restated, supplemented, or otherwise modified from time to time.

2.6 All references to “2026 Secured Convertible Note” in (i) Section 1, Section 2, Section 3, Section 7.18 and (ii) the definitions of “Related Documents” and ‘Securities”, in the Exiting Loan Agreement, shall be replaced by “Notes”.

3. Amendments to the Existing Investor Rights Agreement.

3.1 The following defined terms in Section 1 of the Existing Investor Rights Agreement are added, amended or restated as follows:

“As-Converted Basis” for the purpose of calculating the ownership percentage of the Investor: (x) the numerator should be the sum of (i) the number of all Equity Shares directly or indirectly held by the Investor plus (ii) the number of Equity Shares issuable upon exercise of all options, warrants, convertible notes, exchange bonds or any other equity linked securities held by the Investor; and (y) the denominator should be the sum of the Company outstanding Common Stock plus (ii) the number of Equity Shares issuable upon exercise of all options, warrants, convertible notes, exchange bonds or any other equity linked securities held by the Investor; provided that “As-Converted Basis” shall be determined without regard to any limitations or restrictions on issuance of the Consideration Shares, conversion of the Notes, or exercise of the Warrants, including without limitation, the Beneficial Ownership Limitation.

“Conversion Shares” shall have the meaning ascribed to it in the Loan Agreement.

“Loan Agreement” means that certain Secured Convertible Loan Agreement, dated as of April 15, 2026, by and among NKGEN OPERATING BIOTECH, INC., a Delaware corporation, NKGEN BIOTECH, INC., a Delaware corporation and AlpineBrook Capital GP I Limited, as amended by the Omnibus Amendment to Secured Convertible Loan Agreement and Other Loan Documents, dated as of April 28, 2026, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

4. Amendment to the Existing Closing Date Warrant

4.1 The definition of “Note” in the Existing Closing Date Warrant shall be amended to refer to the “2026 Secured Convertible Note” (as defined in the Loan Agreement).

5. Amendment to the Existing Pledge and Security Agreement

5.1 The first paragraph of the Preliminary Statement in the Existing Pledge and Security Agreement is amended and restated as follows:

“The Grantors and the Secured Party are entering into that certain Secured Convertible Loan Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Grantors shall from time to time issue one or more Notes (as defined in the Loan Agreement). Each Grantor is entering into this Security Agreement in order to induce the Secured Party to enter into and extend credit to the Grantor under the Loan.”

6. Amendments to the Existing Korean Security Agreement

6.1 The words “U.S.$39,922,134.22 SECURED CONVERTIBLE LOAN AGREEMENT AND SECURED CONVERTIBLE PROMISSORY NOTE” on the cover page shall be replaced by the words “SECURED CONVERTIBLE LOAN AGREEMENT AND NOTES THEREUNDER”.

6.2 Clause (A) in the Recitals is here by amended and restated as follows:

“The Pledgor, NKGen Operating Biotech, Inc., and the Pledgee have entered into that certain Secured Convertible Loan Agreement, dated April 15, 2026 (as amended, restated, amended and restated, the “Loan Agreement”), pursuant to which, (a) the Pledgor has, jointly and severally with NKGen Operating Biotech, Inc., issued (i) on April 15, 2026, a secured convertible promissory note with a principal amount of U.S.$39,922,134.22 and (ii) on April 28, 2026, a secured convertible promissory note with a principal amount of U.S.$607,200, and (b) one or more additional promissory notes or convertible promissory notes may be issued by the Pledgor and NKGen Operating Biotech, Inc. from time to time in accordance with the terms thereunder.”

Notwithstanding anything to the contrary in this Amendment, the amendments under this Section 5 shall be governed by the laws of Korea in all respects, including matters of construction, validity and performance.

7. Additional Agreements.

7.1 The Borrowers hereby agree that: The execution of this Amendment and the issuance of Additional Note #1 by the Borrowers and the issuance of the Additional Warrants by NKGen Bio constitute a voluntary, arms-length, and contemporaneous exchange of valuable consideration between the Borrowers and the Lender.

8. Limitation of Amendments.

8.1 The amendments set forth in this Amendment are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) operate as an amendment, waiver or modification of any other term, provision, or condition of the Loan Agreement or any Related Document, or (ii) otherwise prejudice any right, power or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any Related Document.

8.2 All terms, conditions, representations, warranties, covenants, and agreements set forth in the Loan Agreement or any Related Document, except as specifically set forth herein, are hereby ratified and confirmed and shall remain in full force and effect.

9. Integration. This Amendment represents the entire agreement about the subject matter hereof and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment merge into this Amendment.

10. Prior Agreement. Except as expressly provided for in this Amendment, the Loan Agreement and the Related Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Agreement and the Related Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

11. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of each of the following conditions:

11.1 The due execution and delivery of this Amendment by each party hereto.

11.2 The due execution and delivery of the Additional Note #1 by the Borrowers to Lender.

11.3 The due execution and delivery of the Additional Warrant by the Borrowers to Lender.

11.4 Each Borrower hereby represents and warrants to the Lender that all representations and warranties of such Borrower under the Loan Agreement are true and correct in all respect as of the date hereof.

11.5 Delivery by Borrowers of resolutions authorizing entry into this Amendment and performance of their obligations hereunder, and of such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.

12. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

13. Miscellaneous.

13.1 This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Loan Agreement.

13.2 Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

13.3 This Amendment may be executed in any number of counterparts, whether executed on paper or as an electronic record executed electronically, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment, the Loan Agreement and the Related Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.4 Sections 7.1 (Choice of Venue), 7.2 (Electronic Instructions), 7.7 (Consent to Loan Participation), 7.9 (No Waiver by Lender), 7.10 (Notices), 7.11 (Severability), 7.14 (Survival of Representations and Warranties), 7.15 (Time Is of the Essence), 7.16 (Waiver of Jury Trial; Judicial Reference), 7.17 (Entire Agreement) and 7.18 (Counterparts, Electronic Signatures) are hereby incorporated herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BORROWERS:

NKGEN BIOTECH, INC.

By:	/s/ Paul Song
Name:	Paul Song
Title:	Chief Executive Officer

NKGEN OPERATING BIOTECH, INC.

By:	/s/ Paul Song
Name:	Paul Song
Title:	Chief Executive Officer

[Signature Page to Omnibus Amendment]

LENDER:

ALPINEBROOK CAPITAL GP I LIMITED,
as Secured Party

By:	/s/ Hanhan Xu
Name:	Hanhan Xu
Title:	Director

[Signature Page to Omnibus Amendment]